EXHIBIT 4(13)






             CONFIRMATION FOR U.S. DOLLAR RATE SWAP TRANSACTION
                            UNDER EXISTING IRCEA



TO:    HARRAH'S OPERATING COMPANY, INC.
ATTN:  KATIE WEIEN
TEL:   901-762-8838
FAX:   901-762-8998

FROM:  NationsBank, N.A.
       233 S. Wacker Drive
       Chicago, Illinois 60606
       JEFF MCNEILL/JIM O'DONNELL


Date:  21DEC95


Our Reference #:  441010


The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of 18MAY93, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the Swap Transaction to which this Confirmation relates are as follows:

Currency/Notional Amount:          USD 50,000,000.00
Trade Date:                        20DEC95
Effective Date:                    22DEC95
Termination Date:                  22MAR00, subject to adjustment in
                                   accordance with the Modified Following
                                   Business Day Convention.

Fixed Amounts:

     Payer of Fixed:               HARRAH'S OPERATING COMPANY, INC.















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Fixed Payer Payment Dates:         EACH MARCH 22, JUNE 22, SEPTEMBER 22,
                                   AND DECEMBER 22, COMMENCING MARCH 22,
                                   1996 AND ENDING MARCH 22, 2000, SUBJECT
                                   TO ADJUSTMENT IN ACCORDANCE WITH THE
                                   MODIFIED FOLLOWING BUSINESS DAY
                                   CONVENTION.

     Fixed Rate Payer Business
     Day Convention:               MODIFIED FOLLOWING BUSINESS DAY

     Fixed Rate Payer
     Business Days:                NEW YORK, LONDON

     Fixed Rate:                   6.951%

     Fixed Rate Payer Day
     Count Fraction:               ACTUAL/360

Floating Amounts:

     Payer of Floating:            NATIONSBANK, N.A.

     Floating Payer Reset
     Dates:                        First Day of each Calculation Period

     Floating Payer Payment
     Dates: EACH MARCH 22, JUNE 22, SEPTEMBER 22, AND DECEMBER 22, COMMENCING MARCH 22, 1996 AND ENDING MARCH 22, 2000, SUBJECT TO ADJUSTMENT IN ACCORDANCE WITH THE MODIFIED FOLLOWING BUSINESS DAY CONVENTION.

     Floating Rate Payer
     Business Days:                NEW YORK, LONDON

     Floating Rate Payer
     Business Day Convention:      MODIFIED FOLLOWING BUSINESS DAY

     Floating Rate Option:         USD-LIBOR-BBA

     Designated Maturity:          3 Months

     Spread:                       NONE

     Floating Rate for Initial
     Calculation Period:           5.66797%

     Floating Rate Payer
     Day Count Fraction:           ACTUAL/360


















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     Averaging:                    INAPPLICABLE

     Rounding Factor:              One-Hundred-Thousandth of One Percent

     Calculation Agent:            NationsBank, N.A.

     Assignment:                   This Swap Transaction may be assigned
                                   only with prior written consent.

     Legal and Out-of-Pocket
     Expenses:                     For each party's own account.

     Governing Law:                The Laws of the State of New York.

     Recording of Conversations:   Each party to this Agreement
                                   acknowledges and agrees to the tape or
                                   electronic recording of conversations
                                   between the parties to this Agreement
                                   whether by one or other or both of the
                                   parties, and that any such recordings
                                   may be submitted in evidence in any
                                   action or proceeding relating to the
                                   Agreement or any Transaction.

Payments to NationsBank:           Payment to HARRAH'S OPERATING
NATIONSBANK N.A. (CAROLINAS),      COMPANY, INC.:
     CHARLOTTE
ABA 053000196
ACCT: 10852016511
ATTN:  DERIVATIVE OPERATIONS

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either (i) returning via telecopier an executed copy of this Confirmation to the attention of Marge Szymczak, Fax No. (312) 234-3160; Telephone No.
(312) 234-2934, or (ii) sending a telex to Marge Szymczak (Telex No. 4330469, answerback: CRT CGO) substantially to the following effect: "We acknowledge receipt of your fax dated 21DEC95 with respect to a Swap Transaction between HARRAH'S OPERATING COMPANY, INC. and NationsBank, N.A. with a Notional Amount of USD 50,000,000.00 and a Termination Date of 22MAR00 and confirm that such fax correctly sets forth the term of our agreement relating to the Swap Transaction described therein. Very truly
yours,                                                    , by (specify
name and title of authorized officer)." Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

















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NationsBank, N.A. is pleased to have concluded
this transaction with you.


Yours Sincerely,


NationsBank, N.A.



By:  /s/John Stocchetti
     ----------------------------------
     John Stocchetti, Senior Vice President
     Authorized Signatory

Confirmed as of the date first written above:

HARRAH'S OPERATING COMPANY, INC.



By:  /s/William S. McCalmont
     ----------------------------------
     Authorized Signatory